Exhibit 1A (2A)

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF “ENERGEA PORTFOLIO 2 LLC”, FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF JANUARY, A.D. 2020, AT 5:20 O`CLOCK P.M.

7798040 8100	Authentication: 202184965
SR# 20200248313	Date: 01-14-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 05:20 PM 01/13/2020
FILED 05:20 PM 01/13/2020
SR 20200248313 - File Number 7798040

CERTIFICATE OF FORMATION

OF

ENERGEA PORTFOLIO 2 LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the Delaware Limited Liability Company Act, hereby certifies that:

1.       The name of the limited liability company is ENERGEA PORTFOLIO 2 LLC.

2.       The address of its registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, DE 19808. The name of the Registered Agent at such address is Corporation Service Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 13th day of January, 2020.

/s/ Michael Silvestrini
Name:	Michael Silvestrini
Title:	Authorized Person